Exhibit 21

List of Subsidiaries
Ampal Financial Services Ltd., an Israeli company
Ampal Development (Israel) Ltd., an Israeli company
Nir Ltd., an Israeli company (in voluntary liquidation)
Ampal Realty Corporation, a New York corporation
Ampal Communications, Inc., a Delaware corporation
Ampal Enterprises Ltd, an Israeli Company.
Ampal Holdings (1991) Ltd., an Israeli company
Ampal Industries, Inc., a Delaware corporation
Ampal Industries (Israel) Ltd. an Israeli company (in
voluntary liquidation)
Ampal International Ventures (2000) Ltd., an Israeli
company
Ampal (Israel) Ltd., a Israeli company
Ampal Properties Ltd., an Israeli company
Ampal Protected Housing Holdings (1966) Ltd., an Israeli
company
Ampal Protected Housing (1994) Ltd., an Israeli company
Ampal Protected Housing (1998) Ltd., an Israeli company
Am-Hal Ltd., an Israeli company
Country Club Kfar Saba Limited, an Israeli company
Ad 120 Managements - Hod Hasharon, an Israeli company
Ampal Communication LP, an Israeli limited partnership
Ampal Communication Holdings Ltd., an Israeli company

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